DATAMED DEVICES, LLC.
                              CONFIDENTIAL PROPOSAL

                                       TO
                                  COBALIS CORP.

                            2445 MCCABE WAY, STE 150
                                IRVINE, CA 92614

                              PHONE: (949) 757-0001
                               FAX: (949) 757-0979



 A PHASE 3, RANDOMISED, DOUUBLE-BLIND, PLACEBO CONTROLLED, PARALLEL GROUP STUDY OF THE SAFETY AND EFFICACY OF PRE_SEASONAL SUBLINGUAL CYNOCOBALAMIN LOZEGENES ON
           MODERATE TO MODERATELY SEVERE ALLERGIC RHINITIS IN HUMANS

                               PROTOCOL : SP 1027




INTRODUCTION
The enclosed proposal describes activities and costs associated with providing clinical data management reporting for Cobalis Corp.

DataMed Devices, LLC. offers this project the experience gained through hands-on management of clinical trials that have led to regulatory approvals.


PROJECT TEAM
DataMed Devices, LLC. uses a multidisciplinary approach to project team development to ensure that the needs of the project are met. A project team is designed with the flexibility to expand, contract or be revised on the basis of project needs. The core DataMed project team for conducting full-service clinical trials and data management consists of a Manager, a Database Programmer, and Clinical Research Associates (CRA). Additional expert resources supporting the core team will be included clinical monitors and senior administrators.

B.  DATA ENTRY

Activities focus around entry of accurate, final data by clinical personnel; data from all CRF's are entered into the database twice, two independent operators compare the two sets compared and any discrepancies resolved.

o        Data entry (double key by two Independent operators)
o Audit of computer-generated data listings (raw data by patient) against CRFs
o        Queries and error resolution
o        Generation of data revisions and changes to database

SCOPE OF WORK AND COST ESTIMATE

The cost estimate shown below is based on the details in the scope of work that follows. Actual costs will directly reflect the time and materials required to complete these tasks based upon our current fee schedule. DataMed Devices, LLC. retains the right to move budget funding between categories without affecting the overall budget.


The table provided on the following page describes a proposed division of study responsibilities, as well as the proposed budget for the conduct of the clinical trial.


Based on the information provided, for the purpose of this proposal, the following assumptions are made:

Number of Investigational sites:              5
Number of subjects:                           714
Number of CRFs to be entered
per subject:                                  App. 10 pages



                 DATA MANAGEMENT ACTIVITIES AND RESPONSIBILITIES

--------------------------------------- --------- ----------- ------------------

                                         SPONSOR     DMD        INVESTIGATORS
======================================= ========= =========== ==================

ACTIVITY:
--------------------------------------- --------- ----------- ------------------
      Database planning and set-up                    X
--------------------------------------- --------- ----------- ------------------
      Double data entry                               X
--------------------------------------- --------- ----------- ------------------
      Query generation                                X
--------------------------------------- --------- ----------- ------------------
      CRF / Query tracking                            X
--------------------------------------- --------- ----------- ------------------
      Database quality control                        X
--------------------------------------- --------- ----------- ------------------

                     PROJECTED BUDGET ESTIMATE - DATA ENTRY

                                    (PHASE 3)

                                                                ------------------------------------------------------------------
             ACTIVITY                  FREQUENCY                   DATABASE MANAGEMENT       DATA ENTRY       TOTAL COST ($)
                                                                      ($100/HOUR)           ($35/HOUR)
=========================== =======================================================================================================
Double Data entry            (App.7160 pages; x 2=14320,
                              30 pages/hour)                                                    477               16,695
--------------------------- -------------------------------------------------------------------------------------------------------
Database Management           4 hrs/month 3 months                          12                                     1,200
--------------------------- -------------------------------------------------------------------------------------------------------
Discrepancy resolution       (10% form discrepancy rate 7160;
and data revision             7 deficiencies                                102                                   10,200
documentation
(Including per hour)
Site contacts)
--------------------------- -------------------------------------------------------------------------------------------------------
Database SOPs                                                                8                                      800
--------------------------- -------------------------------------------------------------------------------------------------------

--------------------------- ------------------------------------------------------------------------------------------------------
TOTAL                                                                                                             28,895

--------------------------- ------------------------------------------------------------------------------------------------------





                                  BUDGET NOTES

1. DataMed Devices, Inc. is compensated on an hourly basis for services performed.

2.       A deposit of 10% is required to initiate the project.

3. Expenses will be transferred to Cobalis Corp. on a pass-through basis; this pertains to fax, postage, shipping charges, etc.